SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF , THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.

FOR PERIOD ENDING 02/28/2003
FILE NUMBER 811-7892
SERIES NO.: 5

72DD     1.   Total income dividends for which record date passed during the period.(000's Omitted)
              Institutional Class          $211,523
         2.   Dividends for a second class of open-end company shares
              (000's Omitted)
              Private Investment Class     $  5,800
              Personal Investment Class    $    120
              Cash Management Class        $ 44,701
              Reserve Class                $    164
              Resource Class               $  8,790


73A.     Payments per share outstanding during the entire current period:
         (form nnn.nnnn)
         1.   Dividends from net investment income
              Institutional Class          $000.0074
         2. Dividends for a second class of open-end company shares (form nnn.nnnn)
              Private Investment Class     $000.0059
              Personal Investment Class    $000.0047
              Cash Management Class        $000.0070
              Reserve Class                $000.0032
              Resource Class               $000.0064



74U.     1.   Number of shares outstanding (000's Omitted)
              Institutional Class        20,926,188
         2.   Number of shares outstanding of a second class of open-end company  (000's Omitted)
              Private Investment Class      905,543
              Personal Investment Class      26,462
              Cash Management Class       6,945,667
              Reserve Class                  52,843
              Resource Class              1,039,074


74V.     1.   Net asset value per share (to nearest cent)
              Institutional Class          $ 1.00
         2. Net asset value per share of a second class of open-end company (to nearest cent)
              Private Investment Class     $ 1.00
              Personal Investment Class    $ 1.00
              Cash Management Class        $ 1.00
              Reserve Class                $ 1.00
              Resource Class               $ 1.00